Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Goldman Sachs Physical Gold ETF (the “Trust”) on Form 10-K for the year ended December 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Alyson Shupe, in the capacity and on the date indicated below, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Trust.

/s/ Alyson Shupe*
Alyson Shupe**
Head of Global Product Strategy Group
(Principal Executive Officer)
February 24, 2026

*	The originally executed copy of this Certification will be maintained at the Sponsor’s offices and will be made available for inspection upon request.
**	The Registrant is a trust and Alyson Shupe is signing in her capacity as Managing Director of Goldman Sachs Asset Management, L.P., the Sponsor of the Registrant.